EXHIBIT 16.1

                       Gerald R. Hendricks & Company, P.C.
                   Certified Public Accounting and Consulting
                                 One Park Centre
                        1333 West 120th Avenue, Suite 304
                           Westminster, Colorado 80234
                              Phone (303) 252-4700
                               Fax (303) 252-8731


October 3, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  eLinear, Inc., Commission File No. 0-27418

We have read the statements that we understand eLinear, Inc. included under Item 4 of the Form 8-K/A report dated September 22, 2003, regarding our resignation as the Company's independent accountants. We agree with such statements made in the first, second and third paragraphs regarding our firm. We have no basis to agree or disagree with the other statements made under Item 4.

Yours  truly,

/s/  Gerald R. Hendricks & Company, P.C.
----------------------------------------
Gerald R. Hendricks & Company, P.C.

Cc:  Kevan Casey
     Presidant
     ELinear, Inc.
     7240  Brittmore, Suite 118
     Houston, TX 77041


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